UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 18, 2004
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                              Savoy Resources Corp.
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             (Exact name of registrant as specified in its charter)



         Colorado                       0-32103                   84-1522003
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(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)



18826 Pagentry Place, Monument, Colorado                              80132
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code 1-800-507-2869
                                                   ---------------

                 18826 Pagentry Place, Monument, Colorado 80132
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

     On October 18, 2004, Savoy sold 1,000,000 units, each unit consisting of one share of common stock and one warrant exercisable to purchase one-half share of common stock, at $0.10 per unit to Mr. Stephen Scott for gross proceeds of $100,000. Each two warrants are exercisable at a price of $0.20 to purchase one share of common stock for a period of two years from October 18, 2004.

     On August 16, 2004, Savoy sold 3,750,000 units, each unit consisting of one share of common stock and one warrant exercisable to purchase one share of common stock, at $0.08 per unit to KLM Consulting for gross proceeds of $300,000. Each warrant is exercisable at a price of $0.20 to purchase one share of common stock for a period of two years from August 16, 2004.

     In our opinion, the issuance and sale of the shares in the transactions described above was exempt from registration under the Securities Act of 1933 in reliance upon Regulation S under the Securities Act of 1933. In each transaction, the recipient of the shares is not, and at the time of the acquisition of the Units was not, a "U.S. person" as defined in Regulation S under the Securities Act of 1933 and is not, and at the time of the acquisition of the Units was not, acquiring the Units for the benefit of a "U.S. person." The recipient of the shares in each transaction is the sole beneficial owner of the Units issued to him or it, and the recipient has not pre-arranged any sale with any purchaser or purchasers in the United States. In each transaction, the recipient was outside the United States at the time of the purchase of the Units. Each person represented his or its intention not to offer for sale, sell or otherwise transfer the shares unless in accordance with the provisions of Regulation S under the Securities Act of 1933, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration under the Securities Act of 1933, and appropriate legends were affixed to the stock certificates issued in the transactions. The recipients had an opportunity to ask questions about us and had adequate access to information about us. No sales of shares of common stock involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any shares.


Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

     On October 18, 2004, Mr. Robert Slavik, President, CEO and a director of Savoy, acquired a total of 21,000,000 restricted shares of common stock of Savoy from Mr. Geoffrey Armstrong in a private transaction. Mr. Slavik transferred interests in certain undeveloped mineral properties to Mr. Armstrong in consideration for the shares. The value of these mineral properties cannot be ascertained until further exploration and development activities have been conducted. Prior to the sale, Mr. Armstrong was the beneficial owner of an aggregate of 22,500,000 restricted shares of common stock of Savoy. This acquisition by Mr. Slavik constitutes a change of control of Savoy. The 21,000,0000 shares of Savoy common stock purchased by Mr. Slavik constitute 30% of Savoy's issued and outstanding shares of common stock.




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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The news release of Savoy Resources Corp., dated January 2, 2004, released on October 18, 2004, is filed as an exhibit to this report pursuant to this Item 9.01(c).





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SAVOY RESOURCES CORP.


Date:  October 18, 2004                   By: /s/ Robert Slavik
                                              ------------------------
                                              Robert Slavik, President







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